UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): DECEMBER 11, 2009

LEUCADIA NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

NEW YORK

(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2009, Berkadia Commercial Mortgage LLC, a joint venture between Berkshire Hathaway Inc. and Leucadia National Corporation, consummated the acquisition of the North American mortgage origination and mortgage servicing business of Capmark Financial Group Inc., Capmark Finance Inc. and Capmark Capital Inc. (collectively, “Capmark”) pursuant to the Asset Put Agreement among Berkadia and Capmark.

In connection with the acquisition, Berkadia entered into a $1 billion secured credit facility provided by BH Finance LLC, a subsidiary of Berkshire Hathaway that is the Berkshire party to the Berkadia joint venture. This credit facility was used by Berkadia to fund a portion of the purchase price for the Capmark assets and may be used to purchase mortgage loans, servicer advances and mortgage servicing rights, and for working capital needs.

Leucadia has guaranteed to BH Finance the repayment by Berkadia when due of 50% of Berkadia’s obligations under this financing, pursuant to a Guaranty dated as of December 10, 2009. A copy of the form of guaranty is attached hereto as Exhibit 10.1.

Item 8.01	Other Events

The Board of Leucadia has determined not to pay a cash dividend on it common shares in 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.:	Description:
10.1

Guaranty, dated as of December 10, 2009, by Leucadia National Corporation in favor of BH Finance LLC, in its own capacity as the lender under the Credit Agreement , dated as of December 10, 2009, among Berkadia Commercial Mortgage LLC and BH Finance LLC, and on behalf of each of the other Secured Parties under (and as defined in) the Credit Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2009

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	Vice President and Chief Financial Officer

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